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                                                                   EXHIBIT 10.8

                             FIRST AMENDMENT TO THE
                              LADD FURNITURE, INC.
                          1998 LONG-TERM INCENTIVE PLAN


         This First Amendment to the LADD Furniture, Inc. 1998 Long-Term Incentive Plan (the "Plan") made this ___ day of _______________, 1999, and effective September 1, 1999.

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of LADD Furniture, Inc. previously adopted the Plan for the purpose of providing effective incentives for key employees of the Corporation; and

         WHEREAS, the Plan was originally intended to operate as a long-term incentive plan running for a three-year period ending December 31, 2000; and

         WHEREAS, the Corporation is contemplating a merger with a subsidiary of La-Z-Boy Incorporated (the "Merger"); and

         WHEREAS, the Plan will not operate as intended if the Merger is consummated; and

         WHEREAS, it is essential to the successful consummation of the Merger and the on-going operation of the merged entity for participants in the Plan to be treated fairly.

         NOW, THEREFORE, BE IT RESOLVED: that the Plan shall be amended by adding a new Section 10 to read as follows:

                  10. Notwithstanding any other provisions of the 1998 LTIP, Performance Bonuses shall be paid out to the Plan's participants in an amount equal to 75% of each participant's Target Performance Bonus. All such payments shall be made in cash. The Corporation's chief executive officer shall have discretion as to the timing of such payments, including the discretion to direct that the payment date vary among the participants; provided that all such payments shall be made by the Corporation on or before the closing of the Merger; and, provided further, that if the closing of the Merger is not on or before December 31, 1999, payment on or before such date may only be made with the prior written consent of La-Z-Boy Incorporated.



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                           Notwithstanding the preceding paragraph, if the
                           Merger does not occur prior to June 30, 2000, the 1998 LTIP shall be reinstated in all respects, and
                           (a) all amounts paid to the participants in the Plan pursuant to this Section 10 of the Plan shall be treated as an advance on 2000 base salary, and (b) if payments are made in 1999, the Corporation shall pay each participant an additional bonus in the amount necessary to reimburse the participant for the incremental costs he incurred by receiving such amounts in 1999 instead of in 2000.


         IN WITNESS WHEREOF, the Corporation has caused this First Amendment to be executed by the proper officers and its corporate seal hereto affixed as of the day and year first above written.


                                            LADD FURNITURE, INC.
Attest:

                                            By:
--------------------------                     ------------------------------
Secretary                                      Chairman of the Board and Chief
                                               Executive Officer

[CORPORATE SEAL]








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